Schedule A
TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund: Transamerica JPMorgan Multi-Managed Balanced VP
Security:  See Attached

Issuer: See Attached
Offering Type: US Registered



REQUIRED INFORMATION

 1.Offering Date

 2.Trade Date

 3.Unit Price of Offering

 4.Price Paid per Unit

 5.Years of Issuer's Operations

 6.Underwriting Type

 7.Underwriting Spread

 8.Total Price paid by the Fund

 9.Total Size of Offering

10.Total Price Paid by the Fund plus Total Price
Paid for same securities purchased by the same Sub-Adviser for other investment companies

11.Underwriter(s) from whom the Fund
purchased (attach a list of all syndicate members)

12.If the affiliate was lead or co-lead manager, was the instruction listed below given to the broker(s) named in #11? ****



ANSWER

See Attached

See Attached

See Attached

See Attached

More than 3

Firm

See Attached

See Attached

See Attached

See Attached

See attached

Yes



APPLICABLE RESTRICTION

None

Must be the same as #1

None

Must not exceed #3

Must be at least three years *

Must be firm

Sub-Adviser determination to be made

None

None

#10 divided by #9 must not exceed
25% **

Must not include Sub-Adviser
affiliates ***

Must be "Yes" or "N/A"




In Compliance
(Yes/No)

YES

YES

YES

YES

YES

YES

YES

YES

YES

YES

YES



The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.


__________________________________
Anna K. Jensen, Vice President
J.P. Morgan Investment Management, Inc.

*	Not applicable to munis.  In the case of munis, (i) the
issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

**	If an eligible Rule 144A offering, must not exceed 25%
of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

***	For munis purchased from syndicate manager, check box
to confirm that the purchase was not designated as a group
sale.  [    ]

****	The Sub-Adviser's affiliate cannot receive any credit
for the securities purchased on behalf of the Fund.